SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549



                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


                          Date of Report: July 29, 1998
                        (Date of earliest event reported)


                            SALEX HOLDING CORPORATION
--------------------------------------------------------------------------------

               (Exact name of Registrant as specified in charter)


   Delaware                             1-12856                     42-1358036
--------------------------------------------------------------------------------

(State or other jurisdiction  (Commission File No.)  IRS Employer Identification
of  incorporation)                                                 Number)



          50 Laser Court, Hauppauge, New York                         11788
--------------------------------------------------------------------------------

          (Address of principal executive offices)                   (Zip Code)


        Registrant's telephone number, including area code: 516-436-5000

Item 5. Other Events.

     On July 29, 1998, Salex Holding Corporation (the "Company") and Hillcrest Holdings, L.L.C. ("Hillcrest"), a limited liability company controlled by Pershing Sun, President and a director of the Company, and his wife, Betty Sun, the holder of the Company's outstanding Series D Preferred Stock, entered into a letter of intent which provides for the purchase by Hillcrest of substantially all of the assets of the Company. The letter of intent provides that the purchase price for the assets shall be equal to the greater of (i) an amount equal to 2% of the gross annual revenues collected by Hillcrest above $30,000,000 during each of the five 12 month periods following the closing or
(ii) $250,000. The letter of intent further provides that Hillcrest will assume certain liabilities of the Company; provided, however, that the book value of liabilities to be assumed by Hillcrest shall not exceed the book value of the assets purchased by Hillcrest by more than $1,765,000.

     The letter of intent provides that, in the event Hillcrest is sold in its entirety within 12 months following the closing of the sale of assets by the Company, Hillcrest will pay to the Company an amount equal to 50% of the net proceeds received by Hillcrest in excess of the greater of Hillcrest's initial capitalization or capitalization at the time of sale. In addition, the letter of intent provides that, if the Company approves an alternative proposal for a sale, lease, merger, acquisition, partnership, strategic alliance or financing or like transaction with a third party, Hillcrest will, upon acceptance of such proposal, be entitled to receive $800,000 from the Company.

     The closing of the transaction is subject to the negotiation and execution of a definitive agreement between the parties and the satisfaction by both parties of certain terms and conditions.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits

     (a)  Financial Statements of Businesses Acquired.

          None.

     (b)  Pro Forma Financial Information.

          None.

     (c)  Exhibits.

          (1) Letter of Intent, entered into July 29, 1998, between the Company and Hillcrest Holdings, L.L.C.*


-------------------------

* Denotes document filed as an exhibit to Amendment No. 1 to Schedule 13D for Pershing Sun and Betty Sun with respect to the Company incorporated herein by reference.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                                 SALEX HOLDING CORPORATION


Dated: August 11, 1998                           By: /s/Andrew Lunetta
                                                    -----------------
                                                    Andrew Lunetta, Treasurer